Exhibit 10.23

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 15th day of December, 2002, by and between Beacon Security Partners, LP, a Texas limited partnership (“Beacon”) and Z-Link, LLC, a Texas limited liability company (“Z-Link”), jointly and severally, (collectively “Borrower”), and Varitek Industries, Inc., a Texas corporation (“Secured Party”).

RECITALS

Borrower has borrowed $300,000 from Secured Party, as evidenced by a promissory note of even date herewith from Borrower, in the stated principal amount of $300,000, payable to the order of Secured Party (the “Note”). As partial consideration for the Promissory Note, Borrower agrees to provide the Secured Party with a security interest in all of Borrower’s presently existing and hereafter acquired property, wherever located, (the “Collateral” as defined below) in accordance with this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees with Secured Party as follows:

ARTICLE 1

Rules of Construction; Definitions

Section 1.1 Rules of Construction. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) Words of masculine, feminine or neuter gender include the correlative words of other genders. Singular terms include the plural as well as the singular, and vice versa.

(b) All references herein to designated Articles, Sections and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and subdivisions hereof and the Exhibits annexed hereto unless expressly otherwise designated in context. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and do not limit or describe the scope or intent of, or in any way affect, this Agreement.

(c) The terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to.”

(d) The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, other subdivision or Exhibit. All Recitals set forth in, and all Exhibits to, this Agreement are hereby incorporated in this Agreement by reference.

(e) No inference in favor of or against any party shall be drawn from the fact that such party or such party’s counsel has drafted any portion hereof.

(f) All references in this Agreement to a separate instrument are to such separate instrument as the same may be amended, restated, modified or supplemented from time to time pursuant to the applicable provisions thereof.

Section 1.2 Definitions. As used in this Agreement, capitalized terms that are not otherwise defined herein shall have the respective meanings defined for them in the Note and the following terms are defined as follows:

(a) “Collateral” shall mean all rights of Borrower (and with respect to Section 1.2(a)(iv) below, all rights of Borrower and/or Zane Russell) now or hereafter existing in and to the following items:

(i) All of the properties, assets, business and goodwill of Borrower of every kind and nature whatsoever, tangible or intangible, personal or mixed, whether now owned or hereafter acquired or arising at any time or from time to time hereafter, wherever located, whether in the possession of Borrower or in transit or in the possession of any other person, and all rights, title and interest of Borrower of every kind and nature whatsoever in and to the foregoing, and including, without limiting the generality of the foregoing provisions of this paragraph 1, all of the properties and assets of Borrower identified and described below in paragraphs (ii) through (ix);

(ii) All claims, demands, judgments, rights, choses in action, equities, accounts, accounts receivable, bills and notes receivable, including without limitation, all contract privileges of Borrower, credits, bank accounts, cash on hand and in banks, instruments, documents and securities of every description, investments, all insurance policies in which Borrower is now (or are hereafter) named as a beneficiary, including the cash surrender value thereof and all proceeds thereof;

(iii) All contract rights of every kind and nature whatsoever (including leases of real property), and all claims, indemnities, rights, remedies, powers and privileges of Borrower in, to and under all contracts or agreements among Borrower and any other parties, whether now existing or hereafter created, made or entered into by Borrower;

(iv) That certain Promissory Note and related Security Agreement and Financing Statement dated January 12, 2001, pursuant to which Z-Link loaned $500,000 to Beacon except that the personal guarantee and personal pledge of assets of Byron Russell is specifically excluded;

(v) All rights, permits, approvals, authorizations, and licenses of every kind and description of Borrower;

(vi) All real estate and real property interests, furniture, fixtures, goods, equipment, inventory, machinery, supplies, raw materials, goods in process, work in process, finished and unfinished products, wares and merchandise, all documents of title, and, in general, all tangible personal property, goods and chattels of Borrower of every kind and description, wheresoever situated;

(vii) All fees, leases, contracts and agreements for the use, sale or assignment of property, whether tangible or intangible, real or personal, leaseholds, assignments, options, permits and licenses of every kind and description, and all documents and instruments of title relating to or in any way connected with the property of Borrower, whether tangible or intangible;

(viii) All general intangibles of every kind whatsoever and all files, books, records and other writings, including without limitation all records and books of account, and also including without limitation all computer programs and tapes and all electronic data processing software and all data recorded, contained or stored in any of the foregoing, and ideas on which such data is based, all developmental ideas and concepts, all papers, drawing, blueprints, sketches and documents relating to any of the foregoing and/or relating to the operation of the businesses of Borrower and/or the Collateral, all databases, supplier and customer lists, all technology, trademarks, service marks, trade names, the right of the Borrower to use of the name “Beacon Security Partners”, and all applications for and licenses, rights and interests to or under or in respect of any technology;

(ix) All intellectual property rights of Borrower, including but not limited to the following:

(A) Letters patent, utility models, design patents, industrial designs, patent applications, including continuations, continuations-in-part, divisionals (collectively “continuing applications”), re-examined patents and reissued patents that are owned or controlled by the Borrower during the term of this Agreement, all United States patent applications, foreign counterparts thereof, continuing applications, re-issues and re-examined applications and patents issuing therefrom;

(B) Trade secrets, know how, and similar proprietary technical and business information including algorithms, ideas, processes, procedures and techniques that have been treated as confidential information;

(C) Copyrights, works of authorship and similar rights, including rights in computer program code;

(D) Mask work rights or similar protection; and

(E) Copyrights, trademarks, trade names and service marks, and licenses to use, applications for, and other rights to, patents, copyrights, trademarks, trade names and service marks.

(x) All of the income, products and proceeds of, and all additions, substitutions and accessions to, all of the properties and assets of Borrower identified and described in the foregoing paragraphs (i) through (viii) of this section 1.2(a);

in each and every case whether now owned or hereafter acquired by Borrower and howsoever its interest may arise or appear. Provided, however, that notwithstanding anything in the foregoing to the contrary, “Collateral” shall not include Borrower’s rights under that certain Real Property Lease dated January 22, 2003, for the use of the premises located at 2100 Highway 360, Suite 1906B, Grand Prairie, Texas 75050.

(b) “Default Rate” means a rate of interest equal to 12% per annum or the maximum rate per annum permitted by law, whichever is less.

(c) “Event of Default” is defined in Section 4.1. An Event of Default “exists” if the same has occurred and is continuing.

(d) “Governmental Authority” means any national, state, county, municipal or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.

(e) “Loan Documents” means, collectively, the Note, this Agreement and the Management Agreement.

(f) “Management Agreement” means the Management Agreement dated concurrently herewith between Borrower and Secured Party.

(g) “Person” (whether or not capitalized) includes natural persons, sole proprietorships, corporations, trusts, unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies and Governmental Authorities.

(h) “Secured Obligations” means, collectively, (i) all indebtedness evidenced by the Note, (ii) all other obligations, if any, described or referred to in any other place in this Agreement, and (iii) any and all sums and the interest which accrues on them as provided in this Agreement which Secured Party may advance or which Borrower may owe Secured Party pursuant to this Agreement on account of Borrower’s failure to keep, observe or perform any of Borrower’s covenants under this Agreement.

ARTICLE 2

Security Agreement

Section 2.1 Grant of Security Interest. To secure the complete and timely satisfaction of all of the Secured Obligations, Borrower (and Zane Russell with regard to Section 1.2(a)(iv)) hereby grants the Secured Party a security interest in the Collateral and any proceeds thereof.

ARTICLE 3

Representations, Warranties and Covenants

Section 3.1 Warranties and Representations. Borrower represents, warrants and covenants to Secured Party that:

(a) Borrower has the right and authority to enter into this Agreement and to grant the rights and securities provided herein and to perform and comply with all covenants and obligations contained herein;

(b) Borrower will take reasonable steps to maintain and protect the Collateral;

(c) (i) as of the date hereof, the Collateral is free of any adverse claim and free of any security interests or encumbrances which exceed $10,000 in the aggregate, except only for the security interest granted hereby, and the security interest resulting from the federal tax lien held by the United States Internal Revenue Service (the “Tax Lien”); and (ii) Borrower will not, during the term of this Agreement, incur, create, assume or permit to exist any liens, mortgages, pledges, security interests, licenses, encumbrances, or claims of any nature, whatsoever, on the Collateral created by or through Borrower, or permit any of the foregoing to occur or arise, except (A) liens in favor of Secured Party, (B) the Tax Lien, and (C) mechanics, materialmen, or other similar statutory liens securing obligations that are not yet due and payable. Borrower agrees to pursue the release of the Tax Lien as soon as practicable and to thereafter provide to Secured Party documentation of such release;

(d) Borrower will perform all acts and execute any documents, including, without limitation, the filing of documents in the United States Patent and Trademark Office, the United States Copyright Office, Uniform Commercial Code Financing Statements in the Secretary of State’s Office, that are reasonably requested by the Secured Party at any time to evidence, perfect and maintain the rights of the Secured Party in the Collateral under this Agreement;

(e) No consent, authorization or other action by, and no notice to or filing with, any other person is required for (i) the execution and delivery of this Agreement by the Borrower, or (ii) the granting to Secured Party of the liens on the Collateral under this Agreement;

(f) This Agreement has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; and

(g) Neither the execution and delivery of this Agreement by Borrower, nor the performance by Borrower of its obligations hereunder, will (i) with or without the giving of notice or the lapse of time or both, conflict with or result in a breach of any terms or provisions of, or result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral under any material agreements or other instrument, or (ii) violate any applicable law, rule, regulation, judgment, decree or order of any court or governmental instrumentality.

Section 3.2 Dispositions. Borrower shall not sell, transfer or dispose of any of the Collateral except: (i) as may occur in the ordinary course of Borrower’s business; or (ii) to Secured Party pursuant to definitive transaction documents, appropriately authorized, prepared and executed to effect such a sale.

Section 3.3 Taxes and Assessments. Borrower shall pay when due all taxes, assessments and other charges levied or assessed against any of the Collateral, and all other claims that are or may become liens against the Collateral.

Section 3.4 Further Assurances. At the Borrower’s cost and expense, upon request of Secured Party, Borrower shall (i) duly execute and deliver, or cause to be duly executed and delivered, to Secured Party such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of Secured Party or its counsel to perfect, preserve and protect the validity of the liens of Secured Party in the Collateral and to carry out more effectively the provisions and purposes of this Agreement, and (ii) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof.

Section 3.5 Performance of Borrower’s Obligations. If Borrower should fail to comply with any of its agreements, covenants or obligations under this Agreement or any other Loan Document, then Secured Party (in Borrower’s name or in Secured Party’s own name) may perform them or cause them to be performed for Borrower’s account and at Borrower’s expense, but shall have no obligation to perform any of them or cause them to be performed. Any and all expenses thus incurred or paid by Secured Party shall be Borrower’s obligations to Secured Party, due and payable on demand, and each shall bear interest from the date Secured Party pays it until the date Borrower repays it to Secured Party at the Default Rate.

ARTICLE 4

Events of Default

Section 4.1 Events of Default. The occurrence of any of the following events shall constitute an event of default (an “Event of Default”) under this Agreement (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any governmental requirement):

(a) any representation or warranty made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect as of the time made; or

(b) Borrower fails to perform, observe or comply with-or defaults under-any of the terms, covenants, conditions or provisions of this Agreement unless the failure or default is fully cured within 10 calendar days after Secured Party has given Borrower written notice thereof (provided, however, that in no event shall Secured Party be required to provide notice with respect to any violation of Sections 3.1 or 3.2 hereof and such violation shall immediately constitute an Event of Default hereunder); or

(c) Borrower shall claim—or any court shall find or rule—that Secured Party does not have a valid lien on the Collateral or any other security which may have been provided by Borrower; or

(d) any default, event of default or similar event (however denominated) shall occur under any of the other Loan Documents and shall continue beyond any applicable cure periods.

ARTICLE 5

Remedies

Section 5.1 Remedies. During the existence of an Event of Default:

(a) Secured Party shall have the option of declaring, without notice to any person, all Secured Obligations to be immediately due and payable.

(b) Secured Party is authorized, in any legal manner and without breach of the peace, to take exercise without interference from Borrower any and all rights which Borrower has with respect to the management, possession, operation, protection or preservation of the Collateral, including the right to sell or rent the same for the account of Borrower and to deduct from such sale proceeds or such rents all costs, expenses and liabilities of every character incurred by Secured Party in collecting such sale proceeds or such rents and in managing, operating, maintaining, protecting or preserving the Collateral and to apply the remainder of such sales proceeds or such rents on the Secured Obligations in such manner as Secured Party may elect. Before any sale, Secured Party may, at its option, complete the processing of any of the Collateral and any sums expended therefor by Secured Party shall be reimbursed by Borrower. All costs, expenses, and liabilities incurred by Secured Party in collecting such sales proceeds or such rents, or in managing, operating, maintaining, protecting or preserving such properties, or in processing the Collateral if not paid out of such sales proceeds or such rents as hereinabove provided, shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Secured Obligations. In connection with any action taken by Secured Party pursuant to this paragraph, Secured Party shall not be liable for any loss sustained by Borrower resulting from any failure to sell the Collateral, or any part thereof, or from other act or omission of Secured Party with respect to the

Collateral unless such loss is caused by the willful misconduct and bad faith of Secured Party, nor shall Secured Party be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder.

(c) Secured Party may, without notice except as hereinafter provided or as may otherwise be required by applicable law, sell the Collateral or any part thereof at public or private sale (with or without appraisal or having the Collateral at the place of sale) for cash, upon credit, or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party may be the purchaser of any and all of the Collateral so sold and may apply upon the purchase price therefor any of the Secured Obligations and thereafter hold the same absolutely free from any right or claim of whatsoever kind. Secured Party is authorized at any such sale, if Secured Party deems it advisable or is required by applicable law so to do, to disclaim and to refuse to give any warranty, and to impose such other limitations or conditions in connection with any such sale as Secured Party deems necessary or advisable in order to comply with applicable law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which Borrower has or may have under any rule of law or statute now existing or hereafter adopted. To the extent notice is required by applicable law, Secured Party shall give Borrower written notice at the address set forth herein (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of Secured Party’s intention to make any such public or private sale. Such notice (if any is required by applicable law), in case of public sale, shall state the time and place fixed for such sale or, in case of private sale or other disposition other than a public sale, the time after which the private sale or other such disposition is to be made. Any public sale shall be held at such time or times, within the ordinary business hours and at such place or places, as Secured Party may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in separate parcels as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold upon like notice. Each and every method of disposition described in this Section shall constitute disposition in a commercially reasonable manner. Borrower, to the extent applicable, shall remain liable for any deficiency.

(d) Secured Party shall have all the rights of a secured party after default under the Uniform Commercial Code of Texas.

Section 5.2 Additional Security, Etc. Without notice to or consent of the Borrower, and without impairment of the liens and rights created by this Agreement, Secured Party may accept from the Borrower, or any other Person, additional security for the Secured Obligations. Neither the giving of this Agreement nor the acceptance of any such additional security shall prevent Secured Party from resorting first to any such additional security, or first to the liens created by this Agreement, without affecting the liens and rights of Secured Party under this Agreement.

Section 5.3 Remedies Cumulative. The rights and remedies of Secured Party under this Agreement are cumulative and not exclusive of any other rights or remedies now or hereafter existing at law or in equity.

Section 5.4 Waiver by Borrower. To the full extent Borrower may do so, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Borrower, for Borrower, Borrower’s heirs, devisees, executors, administrators, personal representatives, successors, receivers, trustees and assigns, and for any and all persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby WAIVES and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or to declare due the whole of the Secured Obligations, notice of election to mature or to declare due the whole of the Secured Obligations and all rights to a marshaling of the assets of Borrower, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created.

Section 5.5 Lifting of Stay. In the event that Borrower or any other obligor under the Loan Documents is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, Secured Party is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of its remedies under the Loan Documents against the security for the Secured Obligations, including specifically the stay imposed by Section 362 of the United States Federal Bankruptcy Code, as amended. Borrower hereby consents to the immediate lifting of any such automatic stay, and will not contest any motion by Secured Party to lift such stay. Borrower expressly acknowledges that the security for the Secured Obligations is not now and will never be necessary to any plan of reorganization of any type.

ARTICLE 6

Miscellaneous

Section 6.1 Notices. All notices, statements, requests and demands given to or made upon any of the parties under this Agreement shall be in writing and shall be effective when received by mail, telecopy or hand delivery as follows:

If to Borrower:

Beacon Security Partners, LP

16360 Park Ten Place

Suite 200

Houston, Texas 77084

Attn: Byron Russell

Telephone:

Telecopy:

Z-Link, LLC

16360 Park Ten Place

Suite 200

Houston, Texas 77084

Attn: Zane Russell

Telephone:

Telecopy:

If to Secured Party:

Varitek Industries, Inc.

16360 Park Ten Place, Suite 200

Houston, Texas 77084

Attn: Randy S. Bayne, President and Chief Executive Officer

Telephone: (281) 599-4994

Telecopy: (281) 599-0108

With a copy to:

Roger V. Davidson, Esq.

Ballard Spahr Andrews & Ingersoll, LLP

1225 17th Street, Suite 2300

Denver, Colorado 80202-5596

Telephone: (303) 299-7307

Telecopy: (303) 382-4607

Section 6.2 Expenses. Borrower shall pay, promptly on demand, all costs and expenses, including the fees and disbursements of counsel to Secured Party, incurred by Secured Party in connection with (a) the enforcement of this Agreement, (b) the preservation of the Collateral, (c) the protection or perfection of Secured Party’s rights and interests under this Agreement in the Collateral, (d) the exercise by or on behalf of Secured Party of any of its rights, powers or remedies under this Agreement, and (e) the prosecution or defense of any action or proceeding by or against Secured Party, Borrower, or any one or more of them, concerning any matter related to this Agreement, any of the Collateral or the Note. All such amounts shall be included in the obligations secured hereby. The obligations under this Section 6.2 shall survive the payment in full of the Note and the termination of this Agreement.

Section 6.3 Successors and Assigns. Whenever in this Agreement any party hereto is referred to, such reference shall be deemed to include the heirs, successors and assigns of such party, except that Borrower may not assign or transfer this Agreement without the prior written consent of Secured Party and Secured Party only may assign this Agreement in connection with the sale or other transfer of the Note; and all covenants and agreements of

Borrower contained in this Agreement shall bind Borrower’s successors and assigns and shall inure to the benefit of the successors and assigns of Secured Party.

Section 6.4 Independent Obligations. Borrower agrees that each of the obligations of Borrower to Secured Party under this Agreement may be enforced against Borrower without the necessity of joining any other holders of liens in any Collateral or any other person, as a party.

Section 6.5 Governing Law. This Agreement shall be deemed to be a contract governed by and construed under the laws of the State of Texas and the execution and delivery of this Agreement and the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas and to the extent applicable or governing, the laws of the United States of America.

Section 6.6 Separability Clause. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to extent of such invalidity or unenforceability and shall not affect the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

Section 6.7 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

Section 6.8 No Oral Agreements. The terms and conditions of this Agreement constitute the entire agreement of the parties and shall supersede all previous agreements, either oral or written, with respect to the subject matter hereof. This Agreement may only be modified by a written agreement signed by a duly authorized representative of each of the parties.

Section 6.9 Waiver and Election. The exercise by Secured Party of any option given under this Agreement shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of Secured Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of the Note, nor consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed by an authorized officer of Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 6.10 No Obligations of Secured Party; Indemnification. Secured Party does not by virtue of this Agreement or any of the transactions contemplated by the Note assume any duties, liabilities or obligations with respect to any of the Collateral unless expressly assumed by Secured Party under a separate agreement in writing, and this Agreement shall not be deemed to confer on Secured Party any duties or obligations that would make Secured Party directly or derivatively liable for any person’s negligent, reckless or willful conduct. The Borrower agrees to indemnify and hold Secured Party harmless against and with respect to any damage, claim, action, loss, cost, expense, liability, penalty or interest (including attorney’s fees) and all costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments directly or indirectly resulting from, occurring in connection with, or arising out of: (a) any inaccurate representation made by the Borrower in this Agreement; (b) any breach of any of the warranties or obligations of the Borrower under this Agreement; and (c) the Collateral, or the liens of Secured Party thereon. The provisions of this Section 6.10 shall survive the payment of the Note in full and the termination, satisfaction, release (in whole or in part) and foreclosure of this Agreement.

Section 6.11 Rights, Liens and Obligations Absolute. All rights of Secured Party hereunder, all Liens granted to Secured Party hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional and shall not be affected by (a) any lack of validity or enforceability as to any other person of the Note, (b) any change in the time, manner or place of payment of, or any other term of the Note, (c) any amendment or waiver of any of the provisions of the Note as to any other person, and (d) any exchange, release or non-perfection of any other collateral or any release, termination or waiver of any guaranty, for the Note.

Section 6.12 Termination. This Agreement and Secured Party’s Liens in the Collateral hereunder shall terminate upon the repayment in full of the Note or the conversion of the Note in accordance with its terms.

Section 6.13 Reinstatement. This Agreement, the obligations of the Borrower hereunder, and the Liens, rights, powers and remedies of Secured Party hereunder, shall continue to be effective, or be automatically reinstated, as the case may be, if at any time any amount applied to the payment of any of the obligations under the Note is rescinded or must otherwise be restored or returned to the Borrower or any other person (or paid to the creditors of any of them, or to any custodian, receiver, trustee or other officer with similar powers with respect to any of them, or with respect to any part of their property) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any such person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with respect to any of them, or with respect to any part of their property, or otherwise, all as though such payment had not been made.

Section 6.14 Submission to Jurisdiction. The Borrower irrevocably (a) acknowledges that this Agreement will be accepted by Secured Party and performed by the Borrower in the State of Texas; (b) submits to the jurisdiction of each state or federal court sitting in Harris County, Texas (collectively, the “Courts”) over any suit, action or proceeding to determine any issues arising out of or relating to this Agreement (individually, an “Agreement Action”); (c) waives, to the fullest extent permitted by law, any objection or defense that the Borrower may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Borrower and may be enforced in any other court to the jurisdiction of which the Borrower is subject, by a suit upon such judgment; (e) consents to the service of process on the Borrower in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Borrower at the Borrower’s address designated in or pursuant to Section 6.1; and (f) agrees that service in accordance with Section 6.14(e) shall in every respect be effective and binding on the Borrower to the same extent as though served on the Borrower in person by a person duly authorized to serve such process. Nothing in this Section 6.14 shall limit or restrict Secured Party’s right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement from the date set forth above.

SECURED PARTY: VARITEK INDUSTRIES, INC., a Texas corporation

By:	/s/ RANDY S. BAYNE
Randy S. Bayne, President and CEO

BORROWER: BEACON SECURITY PARTNERS, LP, a Texas limited partnership

By:	BEACON SECURITY, LLC,
a Texas limited liability company, General Partner

By:	/s/ BYRON RUSSELL
Byron Russell, Manager

Z-LINK, LLC, a Texas limited liability company

By:	/s/ ZANE RUSSELL
Zane Russell, Manager

Only as to Section 1.2(a)(iv):

/s/ ZANE RUSSELL
Zane Russell